Exhibit 16.1

<KINGERY & CROUSE, P.A. LETTERHEAD>

October 12, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by nFinanSe Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of nFinanSe Inc. dated October 12, 2009.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Kingery & Crouse, P.A.

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